POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of William C. Lemmer and Grace B. Holmes, signing singly, the undersigned's true and lawful attorney-in-fact to,

   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Cooper Cameron Corporation, Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and Form 144 pursuant to Rule 144 of the Securities Act of 1933; and

do and perform any and all acts on behalf of the undersigned which may be necessary or desirable to complete and execute any such form 3, 4 or 5 or Form 144 and timely file such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion; and

take any other action of anay type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact on behalf of the undersigned purusant to this Power of Attorney, shalal be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in teh exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 and 5 and Form 144 with respect to the undersigned's holdings of any transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

In witness whereof, the undersigned has caused this Power of Attorney to be executed as of this 31st day of May 2005.

/s/ Michael C. Jennings

Signature